PRICING SUPPLEMENT dated October 28, 2025

(To the Prospectus and Prospectus Supplement, each
dated April 13, 2023, Product Supplement no. WF-1-I dated April
13, 2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$4,392,000 Market Linked Securities — Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

■  Linked to the lowest performing of the common stock of Broadcom Inc., the common stock of Microsoft Corporation and the common stock of Morgan Stanley (each referred to as an “Underlying Stock”)

■  Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you are repaid the principal amount of your securities at maturity will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day or the final calculation day, as applicable.

■  Monthly Coupon Payments. The securities will pay a fixed coupon payment on a monthly basis until the earlier of maturity or automatic call. The coupon rate is 10.30% per annum.

■  Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the monthly calculation days from January 2026 to September 2026, inclusive, is greater than or equal to its starting price, we will automatically call the securities for the principal amount plus a final coupon payment.

■  Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will be repaid the principal amount at maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will have full downside exposure to the decrease in the price of that Underlying Stock from its starting price, and you will lose more than 50%, and possibly all, of the principal amount of your securities.

■  The threshold price for each Underlying Stock is equal to 50% of its starting price.

■  You will not participate in any appreciation of any Underlying Stock or receive any dividends paid on any Underlying Stock.

■  Investors may lose a significant portion or all of the principal amount.

■  Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-12 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$15.75	$984.25
Total	$4,392,000.00	$69,174.00	$4,322,826.00
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $15.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $10.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $2.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $966.80 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying Stocks:	The common stock of Broadcom Inc. (Bloomberg ticker: AVGO), the common stock of Microsoft Corporation (Bloomberg ticker: MSFT) and the common stock of Morgan Stanley (Bloomberg ticker: MS) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.” The accompanying product supplement refers to an Underlying Stock as a “Reference Stock.”
Pricing Date:	October 28, 2025
Issue Date:	October 31, 2025
Stated Maturity Date[1]:	November 2, 2026
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Coupon Payment:

On each coupon payment date, you will receive a fixed coupon payment at a per annum rate equal to the coupon rate.

Each “coupon payment” will be calculated per security as follows:

($1,000 × coupon rate) / 12

Notwithstanding anything to the contrary in the accompanying product supplement, each coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

Coupon Payment Dates[1]:	December 3, 2025; January 2, 2026; February 2, 2026; March 5, 2026; April 2, 2026; May 1, 2026; June 2, 2026; July 2, 2026; July 31, 2026; September 2, 2026; October 1, 2026 and the Stated Maturity Date, unless called earlier, provided that if a calculation day is postponed, as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement, the coupon payment to be made on the coupon payment date immediately following that originally scheduled calculation day will be made on the date that is three business days after that calculation day as postponed. If any coupon payment is made on a day after the scheduled coupon payment date, interest on that payment will not accrue during the period from and after the scheduled coupon payment date.
Coupon Rate:	The “coupon rate” is 10.30% per annum.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any of the calculation days from January 2026 to September 2026, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount per security plus a final coupon payment.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

Calculation Days[1]:	Monthly, on the 28th day of each month, commencing November 2025 and ending October 2026. We refer to October 28, 2026 as the “final calculation day.”
Call Settlement Date[1]:	Three business days after the applicable calculation day

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final coupon payment).  The “maturity payment amount” per security will equal:

•      if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price: $1,000; or

•      if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the final calculation day)

If the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.

Any return on the securities will be limited to the sum of your coupon payments.  You will not participate in any appreciation of any Underlying Stock, but you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if its ending price is less than its threshold price.

Lowest Performing Underlying Stock:	For any calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest stock return on that calculation day.
Stock Return:

For any calculation day, the “stock return” of an Underlying Stock is the percentage change from its starting price to its stock closing price on that calculation day, calculated as follows:

stock closing price on that calculation day – starting price starting price

Threshold Price:

With respect to the common stock of Broadcom Inc.: $186.485, which is equal to 50% of its starting price

With respect to the common stock of Microsoft Corporation: $271.035, which is equal to 50% of its starting price

With respect to the common stock of Morgan Stanley: $82.605, which is equal to 50% of its starting price

Starting Price:

With respect to the common stock of Broadcom Inc.: $372.97, its stock closing price on the pricing date

With respect to the common stock of Microsoft Corporation: $542.07, its stock closing price on the pricing date

With respect to the common stock of Morgan Stanley: $165.21, its stock closing price on the pricing date

Ending Price:	The “ending price” of an Underlying Stock will be the stock closing price of that Underlying Stock on the final calculation day.
Stock Closing Price:	With respect to each Underlying Stock, “stock closing price” has the meaning set forth under “The Underlyings — Reference Stocks — Certain Definitions” in the accompanying product supplement. The stock closing price of each Underlying Stock is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48136JKR4

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $15.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $10.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the calculation days are Determination Dates and the coupon payment dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Common Stock of Broadcom Inc.,” “The Common Stock of Microsoft Corporation” and “The Common Stock of Morgan Stanley” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Supplemental Terms of the Securities

Any values of the Underlying Stocks, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You seek an investment with monthly coupon payments at a rate of 10.30% per annum until the earlier of maturity or automatic call.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically called and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You are willing and able to forgo participation in any appreciation of any Underlying Stock, and you understand that any return on your investment will be limited to the coupon payments payable on the securities.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Underlying Stock on each calculation day and that you will not benefit in any way from the performance of the better performing Underlying Stocks.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks.
▪	You understand and are willing to accept the full downside risks of all of the Underlying Stocks.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to any Underlying Stock.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You seek exposure to any upside performance of any Underlying Stock or you seek an investment with a return that is not limited to the coupon payments payable on the securities.
▪	You seek an investment that participates in the full appreciation of the Underlying Stocks rather than an investment with a return that is limited to the coupon payments that may be payable on the securities.
▪	You seek exposure to a basket composed of all of the Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock.
▪	You are unwilling to accept the risk of exposure to each of the Underlying Stocks.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Underlying Stocks, or voting rights with respect to any Underlying Stock.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Underlying Stocks, please see the sections titled “The Common Stock of Broadcom Inc.,” “The Common Stock of Microsoft Corporation” and “The Common Stock of Morgan Stanley” below.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Determining Payment at Maturity

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final coupon payment) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock that has the lowest stock return on that calculation day, calculated for each Underlying Stock as the percentage change from its starting price to its ending price (i.e., its stock closing price on the final calculation day).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final coupon payment) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the coupon payments received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

Hypothetical Security Return
Stock Return of Lowest Performing Underlying Stock
Security Return at Maturity
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
50% contingent downside
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Stock Closing Price of Lowest Performing Underlying Stock from Pricing Date to Final Calculation Day

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Underlying Stocks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day Is Less Than Its Threshold Price, You Will Lose More Than 50%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the lowest performing Underlying Stock on the final calculation day and will depend on whether, and the extent to which, that Underlying Stock has appreciated or depreciated. If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose 1% of the principal amount of the securities for every 1% that its ending price is less than its starting price. Accordingly, under these circumstances, you will lose more than 50%, and possibly all, of your principal amount at maturity.
•	The Potential Return on the Securities Is Limited to the Sum of the Coupon Payments and You Will Not Participate in Any Appreciation of Any Underlying Stock — The potential return on the securities is limited to the sum of the coupon payments paid over the term of the securities, regardless of any appreciation of any Underlying Stock, which may be significant. You will not participate in any appreciation of any Underlying Stock. Therefore, your return on the securities may be lower than the return on a direct investment in the Underlying Stocks.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Price of Each Underlying Stock — Payments on the securities are not linked to a basket composed of the Underlying Stocks and are contingent upon the performance of each individual Underlying Stock. Poor performance by any of the Underlying Stocks over the term of the securities may result in the securities not being automatically called on a call settlement date and may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Underlying Stocks. Any payment on the securities (other than the coupon payments) will be determined by the lowest performing Underlying Stock on the relevant calculation day.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Underlying Stock — Because, if the securities have not been automatically called, the maturity payment amount will be determined based on the performance of the lowest performing Underlying Stock on the final calculation day, you will not benefit from the performance of the other Underlying Stocks. Accordingly, if the ending price of any Underlying Stock is less than its threshold price, you will lose a significant portion or

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

all of your principal amount at maturity, even if the ending price of the other Underlying Stocks is greater than or equal to its starting price.

•	You Will Be Subject to Risks Resulting from the Relationship Among the Underlying Stocks — It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any of the Underlying Stocks will be performing poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities.
•	Higher Coupon Rates Are Associated with Greater Risk — The securities offer coupon payments at a higher rate than the fixed rate we would pay on conventional debt securities of the same maturity. These higher coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may lose a significant portion, and possibly all, of the principal amount per security at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measure of the degree of variation in the price of each Underlying Stock over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Underlying Stocks represents a statistical measurement of the degree to which the returns of those Underlying Stocks are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Underlying Stocks or lower correlation among the Underlying Stocks as of the pricing date may result in a higher coupon rate, but it also represents a greater expected likelihood as of the pricing date that the ending price of at least one Underlying Stock will be less than its threshold price such that you will lose a significant portion, and possibly all, of the principal amount per security at maturity. In general, the higher the coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will lose a significant portion, and possibly all, of the principal amount per security at maturity.
•	The Benefit Provided by the Threshold Price May Terminate on the Final Calculation Day — If the ending price of any Underlying Stock is less than its threshold price and the securities have not been automatically called, the benefit provided by the threshold price will terminate and you will be fully exposed to any depreciation of the lowest performing Underlying Stock on the final calculation day.
•	No Dividend Payments or Voting Rights — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stocks would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

•         The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.

•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Underlying Stocks, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlying Stocks;
•	the time to maturity of the securities;

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

•	the dividend rates on the Underlying Stocks;
•	the actual and expected positive or negative correlation among the Underlying Stocks, or the actual or expected absence of any such correlation;
•	the occurrence of certain events affecting an Underlying Stock that may or may not require an adjustment to the adjustment factor of that Underlying Stock;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Stocks

•	No Affiliation with Any Underlying Stock Issuer — We are not affiliated with any Underlying Stock Issuer. We have not independently verified any of the information about any Underlying Stock Issuer contained in this pricing supplement. You should make your own investigation into the Underlying Stocks and the Underlying Stock Issuers. We are not responsible for any Underlying Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will make adjustments to the adjustment factor for an Underlying Stock and other adjustments for certain corporate events affecting an Underlying Stock. However, the calculation agent will not make an adjustment in response to all events that could affect an Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the securities in making these determinations.
•	The Maturity Payment Amount Will Depend upon the Performance of Each Underlying Stock and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	The Securities May Become Linked to the Common Stock of a Company Other Than an Original Underlying Stock Issuer.
•	You Will Have No Ownership Rights in Any Underlying Stock. Investing in the securities is not equivalent to investing directly in any Underlying Stock. As a holder of the securities, you will not have any ownership interest or rights in any Underlying Stock, such as voting rights or rights to receive cash dividends or other distributions. In addition, the issuer of each Underlying Stock will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of that Underlying Stock and the securities.
•	Historical Prices of an Underlying Stock Should Not Be Taken as an Indication of the Future Performance of That Underlying Stock During the Term of the Securities.
•	We Cannot Control Actions by the Underlying Stock Issuers.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus a final coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal the coupon payments received prior to the call settlement date and the coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical stock returns of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final coupon payment).

Hypothetical stock return of lowest performing Underlying Stock on final calculation day	Hypothetical maturity payment amount per security
75.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
40.00%	$1,000.00
30.00%	$1,000.00
20.00%	$1,000.00
10.00%	$1,000.00
0.00%	$1,000.00
-10.00%	$1,000.00
-20.00%	$1,000.00
-30.00%	$1,000.00
-40.00%	$1,000.00
-50.00%	$1,000.00
-51.00%	$490.00
-60.00%	$400.00
-75.00%	$250.00
-90.00%	$100.00
-100.00%	$0.00

The above figures do not take into account coupon payments received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the coupon payments received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price for each Underlying Stock is the stock closing price of that Underlying Stock on the pricing date and is specified under “Terms of the Securities — Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Underlying Stocks, please see the historical information set forth under “The Common Stock of Broadcom Inc.,” “The Common Stock of Microsoft Corporation” and “The Common Stock of Morgan Stanley” in this pricing supplement.

Example 1. The hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical starting price, and the maturity payment amount is equal to the principal amount of your securities at maturity:

	The Common Stock of Broadcom Inc.	The Common Stock of Microsoft Corporation	The Common Stock of Morgan Stanley
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$135.00	$145.00	$125.00
Hypothetical threshold price:	$50.00	$50.00	$50.00
Hypothetical stock return (ending price – starting price) / starting price:	35.00%	45.00%	25.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Morgan Stanley has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical threshold price, the maturity payment amount would equal the principal amount. Although the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the principal amount.

In addition to the coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security as well as a final coupon payment.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Example 2. The hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price but greater than its hypothetical threshold price, and the maturity payment amount is equal to the principal amount of your securities at maturity:

	The Common Stock of Broadcom Inc.	The Common Stock of Microsoft Corporation	The Common Stock of Morgan Stanley
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$115.00	$90.00	$110.00
Hypothetical threshold price:	$50.00	$50.00	$50.00
Hypothetical stock return (ending price – starting price) / starting price:	15.00%	-10.00%	10.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Microsoft Corporation has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price but greater than its hypothetical threshold price, you would be repaid the principal amount of your securities at maturity.

In addition to the coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security as well as a final coupon payment.

Example 3. The hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical threshold price, and the maturity payment amount is less than the principal amount of your securities at maturity:

	The Common Stock of Broadcom Inc.	The Common Stock of Microsoft Corporation	The Common Stock of Morgan Stanley
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$40.00	$120.00	$90.00
Hypothetical threshold price:	$50.00	$50.00	$50.00
Hypothetical stock return (ending price – starting price) / starting price:	-60.00%	20.00%	-10.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Broadcom, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $400.00 per security, calculated as follows:

= $1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the final calculation day)

= $1,000 + ($1,000 × -60.00%)

= $400.00

In addition to the coupon payments received during the term of the securities, on the stated maturity date, you would receive $400.00 per security as well as a final coupon payment.

These examples illustrate that you will not participate in any appreciation of any Underlying Stock, but will be fully exposed to a decrease in the lowest performing Underlying Stock on the final calculation day if its ending price is less than its threshold price, even if the ending prices of the other Underlying Stocks have appreciated or have not declined below their respective threshold prices.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

To the extent that the starting price, threshold price and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

The Common Stock of Broadcom Inc.

All information contained herein on the common stock of Broadcom Inc. and on Broadcom Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Broadcom Inc. designs, develops and supplies a range of semiconductor and infrastructure software solutions. The common stock of Broadcom Inc. is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Broadcom Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-38449, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the common stock of Broadcom Inc. based on the daily historical closing prices of the common stock of Broadcom Inc. from January 2, 2020 through October 28, 2025. The closing price of the common stock of Broadcom Inc. on October 28, 2025 was $372.97. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the common stock of Broadcom Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the common stock of Broadcom Inc. on any calculation day.  There can be no assurance that the performance of the common stock of Broadcom Inc. will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

The Common Stock of Microsoft Corporation

All information contained herein on the common stock of Microsoft Corporation and on Microsoft Corporation is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Microsoft Corporation is a technology company that develops and supports software, services, devices and solutions. The common stock of Microsoft Corporation is registered under the Exchange Act and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-37845, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the common stock of Microsoft Corporation based on the daily historical closing prices of the common stock of Microsoft Corporation from January 2, 2020 through October 28, 2025. The closing price of the common stock of Microsoft Corporation on October 28, 2025 was $542.07. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the common stock of Microsoft Corporation should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the common stock of Microsoft Corporation on any calculation day.  There can be no assurance that the performance of the common stock of Microsoft Corporation will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

The Common Stock of Morgan Stanley

All information contained herein on the common stock of Morgan Stanley and on Morgan Stanley is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Morgan Stanley is a financial services firm that advises, and originates, trades, manages and distributes capital for, governments, institutions and individuals. The common stock of Morgan Stanley is registered under the Exchange Act and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by Morgan Stanley pursuant to the Exchange Act can be located by reference to the SEC file number 001-11758, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the common stock of Morgan Stanley based on the daily historical closing prices of the common stock of Morgan Stanley from January 2, 2020 through October 28, 2025. The closing price of the common stock of Morgan Stanley on October 28, 2025 was $165.21. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the common stock of Morgan Stanley should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the common stock of Morgan Stanley on any calculation day.  There can be no assurance that the performance of the common stock of Morgan Stanley will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, and on current market conditions, in determining our reporting responsibilities we intend to treat the securities for U.S. federal income tax purposes as units each comprising: (x) a cash-settled Put Option written by you that is terminated if an automatic call occurs and that, if not terminated, in circumstances where the payment due at maturity is less than $1,000 (excluding accrued but unpaid interest), requires you to pay us an amount equal to that difference and (y) a Deposit of $1,000 per $1,000 principal amount security to secure your potential obligation under the Put Option, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Units Each Comprising a Put Option and a Deposit” in the accompanying product supplement, and in particular in the subsection thereof entitled “— Notes with a Term of More than One Year.” By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to follow this treatment and the allocation described in the following paragraph. However, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on a number of issues, the most relevant of which for investors in the securities are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

In determining our reporting responsibilities, we intend to treat a portion of each coupon payment equal to approximately 4.20% per annum times the amount of the Deposit times the number of days in the applicable period divided by 365 as interest on the Deposit (so that the amount allocated as interest on the Deposit will vary from coupon payment to coupon payment depending on the number of days in the applicable period) and the remainder of each coupon payment as Put Premium. Assuming that the treatment of the securities as units each comprising a Put Option and a Deposit is respected, amounts treated as interest on the Deposit will be taxed as ordinary income, while the Put Premium will not be taken into account prior to sale or settlement, including a settlement following an automatic call.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice. Purchasers who are not initial purchasers of securities at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the securities, including possible alternative treatments, as well as the allocation of the purchase price of the securities between the Deposit and the Put Option.

Market Linked Securities—Auto-Callable with Fixed Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Broadcom Inc., the Common Stock of Microsoft Corporation and the Common Stock of Morgan Stanley due November 2, 2026

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.